Exhibit 99.6

Subject: Morphic Enters into Agreement to be Acquired by Lilly

Dear NAME,

This morning, we announced that we have entered into an agreement to be acquired by Eli Lilly and Company (“Lilly”) (NYSE: LLY), in an all-cash transaction valued at approximately $3.2 billion. Under the terms of the agreement, Morphic shareholders will receive $57.00 in cash for each share of Morphic they own. The press release announcing this news can be found here [INSERT LINK].

Following careful consideration with the assistance of external financial and legal advisors, our Board determined that the transaction with Lilly is in the best interest of Morphic and its shareholders. The purchase price represents a premium of 79.0% to Morphic’s closing share price of $31.84 on July 5, 2024 and a premium of 87.2% to Morphic’s 30-trading-day volume weighted average price as of July 5, 2024, the last trading day before the announcement of the transaction.

Morphic believes – and has stated – that the patient impact of MORF-057 could be significantly enhanced by the partnership with a global medicines company. We are confident we have found that partner in Lilly, a globally recognized medicines company committed to improving patient health. In addition to creating shareholder value, we believe that the transaction will deliver benefits for patients – as Lilly’s scale, resources, global footprint and approval track record will help advance MORF-057 and our integrin discovery platform beyond what we could as a standalone company.

The transaction with Lilly is expected to close in the third quarter of 2024, subject to the satisfaction of customary closing conditions.

This is an exciting milestone for Morphic, and we look forward to completing it and providing value for our shareholders.

Thank you for your support.

Sincerely,

NAME

TITLE

Cautionary Notice Regarding Forward-Looking Statements

This communication contains “forward-looking statements” relating to the proposed acquisition of Morphic Holding, Inc., a Delaware corporation (the “Company”), by Eli Lilly and Company, an Indiana corporation (“Parent”). Such forward-looking statements include, but are not limited to, the ability of the Company and Parent to complete the transactions contemplated by the Agreement and Plan of Merger, dated July 7, 2024, between Parent, the Company and Rainier Acquisition Corporation, a Delaware corporation (“Purchaser”) and wholly-owned subsidiary of Parent (the “Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the tender offer (the “offer”) contemplated thereby and the other conditions set forth in the Merger Agreement, statements about the expected timetable for completing the transaction, the Company’s and Parent’s beliefs and expectations and statements about the benefits sought to be achieved by Parent’s proposed acquisition of the Company, the potential effects of the acquisition on both the Company and Parent, and the possibility of any termination of the Merger Agreement. In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should”, “predict”, “goal”, “strategy”, “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements. The Company has based these forward-looking statements on current expectations and projections about future events and trends that it believes may affect the financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs of the Company, but there can be no guarantee that such expectations and projections will prove accurate in the future.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of the Company’s stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the merger and the offer contemplated thereby may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; and the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot guarantee future events, results, actions, levels of activity, performance or achievements, business and market conditions, the timing and results of any developments and whether the conditions to the closing of the proposed acquisition are satisfied on the expected timetable or at all. Additional factors that may affect the future results of Parent and the Company are set forth in their respective filings with the U.S. Securities and Exchange Commission (the “SEC”), including in each of Parent’s and the Company’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. The risks described in this communication and in Parent’s and the Company’s filings with the SEC should be carefully reviewed. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. Parent and the Company undertake no obligation to publicly release any revisions to the forward-looking statements after the date hereof to conform these statements to actual results or revised expectations.

Additional Information about the Acquisition and Where to Find It

The offer referenced in this communication has not yet commenced. This communication is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Parent and the Purchaser will file with the SEC upon commencement of the offer. A solicitation and offer to buy outstanding shares of the Company will only be made pursuant to the tender offer materials that Parent and Purchaser intend to file with the SEC. At the time the offer is commenced, Parent and the Purchaser will file with the SEC tender offer materials on Schedule TO and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all investors and stockholders of the Company at no expense to them at Parent’s website at investor.lilly.com and (once they become available) will be mailed to the stockholders of the Company free of charge. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website, investor.morphictx.com, or by contacting the Company’s investor relations department at chris.erdman@morphictx.com. The information contained in, or that can be accessed through, the Company’s and Parent’s websites is not a part of, or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Parent and the Company file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Parent and the Company with the SEC for free on the SEC’s website at www.sec.gov.